AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 (the “Amendment”) to the Agreement and Plan of Merger, dated as of December 20, 2014, by and among Shorai, Inc., a Nevada corporation (the “Company”), Neah Power Systems, Inc., a Nevada Corporation (“Parent”), Neah Merger Corp., a Nevada corporation, Neah Merger Corp. II, a Nevada corporation, and the stockholders of the Company listed on Schedule A thereto (as amended by that certain Amendment to Agreement and Plan of Merger dated as of March 4, 2015, the “Agreement”), is effective as of April __, 2015.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the parties to the Agreement wish to amend certain provisions of the Agreement; and

WHEREAS, the Agreement may not be amended or modified except by an instrument in writing approved by the parties to the Agreement and signed on behalf of each of the parties thereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree and acknowledge that the Agreement remains in full force and effect and enforceable against each of the parties as modified by this Amendment, and to amend the Agreement and provide for additional payments as set forth below:

1.

Additional Payments.  In addition to any and all consideration and other payments that may be or become payable pursuant to the Agreement, Parent shall pay to the Company the sum of $60,000 in cash (the “Additional Payment”), which Additional Payment shall be paid by Parent by wire transfer of immediately available funds to an account specified by the Company (a) with respect to the first $30,000, on or before April 21, 2015 and (b) with respect to the remaining $30,000, on or before May 5, 2015.

2.

Amendments to Agreement.

(a)

Section 2.1(c) of the Agreement is hereby amended by deleting “April 15, 2015” and replacing it with “May 14, 2015.”

.

(b)

Section 8.1 of the Agreement is hereby amended by deleting “April 15, 2015” where it appears in each of Subsections 8.1(b)(i), 8.1(c)(i), and 8.1(d), and replacing it in each such Subsection with “May 14, 2015.”

(c)

If the Company timely receives both installments of the Additional Payment in full, then, upon the Company’s receipt of the second such installment, Section 8.2 of the Agreement shall be hereby amended by deleting it in its entirety.

(d)

Exhibit C to the Agreement is hereby amended by adding the following to the end of Section 3(a) of the portion of Exhibit C entitled “Creation of Series D Preferred Stock”:

“Notwithstanding the foregoing, if a holder of a share of Series D Preferred Stock would receive a greater amount upon a Liquidation by converting such share of Series D Preferred Stock into Common Stock than such holder would be entitled to receive, pursuant to the foregoing provisions of this Section 3(a) as a holder of Series D Preferred Stock, then such holder shall not receive any amounts pursuant to such provisions, but shall be treated, for the purposes of determining such holder’s rights under this Section 3 (including Section 3(b) below) only, as though such holder held, in addition to any shares of Common Stock actually held by such holder, such number of shares of Common Stock that such holder would hold if such holder had converted such holder’s shares of Series D Preferred Stock into Common Stock, effective immediately prior to the Liquidation, at the then applicable Conversion Rate (as defined below).”

3.

Governing Law; Effect of Amendment.  This Amendment shall be governed by and construed under the laws of the State of Nevada, without regard to conflicts of laws principles.  Except as specifically set forth in this Amendment, the Agreement remains in full force and effect, unmodified in any way.

4.

Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be considered one and the same agreement.

5.

Entire Agreement.  The Agreement, this Amendment and the documents referred to herein and therein constitute the entire agreement among the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

PURCHASER

SHORAI, INC. By:_________________________________ Name: David Radford Title: Chief Executive Officer

SHORAI SHAREHOLDERS ______________________________________ David Radford ______________________________________ Kevin Riley ______________________________________ James McCormick
NEAH POWER SYSTEMS, INC. By:_________________________________ Name: Gerard D’Couto Title: Chief Executive Officer

NEAH MERGER CORP.

By:_________________________________

Name: Gerard D’Couto

Title: Chief Executive Officer

NEAH MERGER CORP. II

By:_________________________________

Name: Gerard D’Couto

Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT]